INSERT 10.19

                              EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT (this "Agreement"), dated as of October 11, 1999, between Adatom, Inc., a California corporation (the "Company"), and Neal J. Polan, an individual residing at 20 Cameron Drive Greenwich, Connecticut (the "Employee").

                              W I T N E S S E T H:

      WHEREAS, the Company has heretofore executed (i) a certain Agreement and Plan of Merger (the "Merger Agreement"), dated July 1, 1999, among the Company, HealthCore Medical Solutions, Inc., a Delaware corporation ("HealthCore"), the Employee, and the shareholders of the Company, pursuant to which the Company will be merged (the "Merger") with and into HealthCore, and (ii) a certain Letter Agreement (the "Letter Agreement"), dated July 1, 1999, between the Company and the Employee; and

      WHEREAS, in connection with the consummation of the Merger, and in accordance with the terms of the Letter Agreement, the Company desires to retain the services of the Employee, and the Employee desires to provide such services to the Company, on the terms and subject to the conditions set forth in this Agreement.

      NOW, THEREFORE, the parties hereby agree as follows:

      1. EMPLOYMENT AND DUTIES.

                  (a) The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company, to advise the Company on mergers, acquisitions and other initiatives and strategic ventures contemplated to be undertaken by the Company, as the Company's President may direct.

                  (b) The Employee hereby agrees to perform the duties described in Section 1(a) hereof, and to serve the Company, faithfully, diligently and to the best of his ability, subject to the direction of the Company's President. The parties hereby agree that the Employee shall not be required to devote in excess of sixty (60) hours per month (the "Monthly Employment Period") to the performance of his duties under this Agreement, at such timed mutually acceptable to the Company and the Employee. The parties further acknowledge and agree that the Employee's employment hereunder shall in no manner restrict or limit the Employee's freedom to pursue other professional endeavors provided they do not materially impair the Employee's ability to perform his duties hereunder.


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

                  (c) During the Term (as defined in Section 2 hereof) the
            Employee shall not, directly or indirectly, engage in the internet retail superstore business or any related internet retail business in which the Company shall actually engage in any material manner; provided, however, that such prohibition shall not apply to any business in which the Employee shall have been engaged, independent of his employment with the Company, prior to the date on which the Company commences its engagement of such business.

      2. TERM.

                  The term of the Employee's employment under this Agreement shall commence (the "Commencement Date") contemporaneously with the Closing (the "Closing") of the transactions contemplated by the Merger Agreement, and shall continue for a period of two (2) years thereafter, unless earlier terminated in accordance with the terms and conditions of Section 4 hereof (the "Term").

      3. COMPENSATION; SIGNING BONUS; EXPENSES; BENEFITS.

                  (a) BASE COMPENSATION. As compensation for the Employee's
            performance of the services contemplated to be rendered by the Employee hereunder, the Company shall pay to Employee an salary of Fifty Thousand ($50,000) Dollars per annum, payable in accordance with the Company's standard payroll practices for senior employees. Such salary may be increased, but not decreased, by the Board of Directors and shall be reviewed by the Board no less frequently than annually.

                  (b) STOCK PURCHASE. In partial consideration for the
            Employee's execution and delivery to Adatom of this Agreement simultaneously with the execution of the Merger Agreement, the Company has heretofore agreed, pursuant and subject to the terms of the Letter Agreement, that immediately prior to the Commencement Date the Company shall issue to the Employee such number of shares (such shares being the "Polan Shares") of the Company's common stock, no par value per share (collectively, the "Adatom Shares") which in accordance with the terms and conditions set forth in the Merger Agreement shall be convertible into three hundred fifty thousand (350,000) shares of HealthCore Class A common stock, par value $.01 per share, for a purchase price purchase price of Three Hundred Twenty Thousand Seven Hundred Sixty ($320,760) Dollars payable pursuant to the terms of a promissory note (the "Note') in form and substance mutually satisfactory to the Employee and the Company, and their respective counsel. The Company hereby agrees that the principal amount of the Note, together with all accrued interest thereon through the relevant date, shall be forgiven by the Company six (6) months following the Commencement Date.

                  (c) EXPENSES. The Employee shall be entitled to advances or reimbursement in accordance with the Company's standard business practices for his ordinary and necessary business expenses incurred in the performance of his duties hereunder provided that his claims therefor shall be supported by the documentation required by the Company in accordance with its usual practice;


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

            and further provided that the Employee acknowledges that in view of the fact that the Company's offices are located in California, the Employee will be responsible for the payment of all expenses associated with the maintenance and management of his New York office.

                  (d) Benefits. The Company shall provide the Employee with
            family health insurance coverage, and shall allow the Employee to participate in the Company's employee stock option plans.

      4. TERMINATION.

                  (a) Termination for Cause. The Company may terminate the
            Employee's employment hereunder for "cause," which term shall be defined as (i) Employee's conviction of a crime constituting a felony or involving moral turpitude, and (ii) an act by Employee of fraud in connection with Employee's performance of his duties to the Company. Upon a termination for cause, the parties' obligations hereunder shall terminate and be of no further force or effect; provided, however, that the Employee shall retain the Polan Shares and the Note shall forthwith be deemed to be fully paid performed and discharged, and the Employee shall own the Polan Shares free and clear of any and all claims arising under the Note and/or this Agreement.

                  (b) Termination Without Cause. The Company may terminate the
            Employee's employment at any time "without cause" (which term shall be defined as a termination for any reason other than as set forth in Section 4(a) hereof), including, without limitation, by reason of the Employee's death, illness, disability or other incapacity. In such event (i) the Employee's obligations under the Note shall forthwith be deemed to be fully paid performed and discharged, and the Employee shall own the Polan Shares free and clear of any and all claims arising under the Note and/or this Agreement, and (ii) except in the case of termination as a result of death, disability or incapacity, the Employee shall be entitled receive the full payment of any and all salary required to be provided to the Employee pursuant to the terms of this Agreement at the times such salary would have been paid hereunder, and, other than as provided
            (i) and (ii) of this Section 4(b), the parties' obligations hereunder shall terminate and be of no further force or effect.

                  (c) Termination by Employee. In the event the Employee shall terminate his employment hereunder for any reason the parties' obligations hereunder shall terminate and be of no further force or effect; provided, however, that the Employee shall retain the Polan Shares, and the Note shall forthwith be deemed to be fully paid performed and discharged, and the Employee shall own the Polan Shares free and clear of any and all claims arising under the Note and/or this Agreement.

      5. BOARD OF DIRECTORS.

                  In the event the Employee shall at any time during the term hereof serve on the Board of Directors of the Company, the Employee shall be entitled to receive, in addition to the compensation and


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            benefits payable hereunder, such compensation, benefits and entitlements as provided to the outside directors of the Company.

      6. MISCELLANEOUS.

                  (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed in that state.

                  (b) Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand (with receipt confirmed),
            (b) sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

                               If to the Employee:

                               Neal J. Polan
                               20 Cameron Drive
                               Greenwich, Connecticut 07831
                               Facsimile: (917) 368-3601

                               with a copy to:

                               Epstein Becker & Green, P.C.
                               250 Park Avenue
                               New York, NY 10177
                               Attn: Seth Truwit, Esq.
                               Facsimile: (212) 661-0989

                               If to the Company:

                               Adatom, Inc.
                               920 Hillview Court, Suite 160
                               Milpitas, Ca  95035
                               Attn: Mr.  Richard Barton, President
                               Facsimile: (561) 364-0771

                               with a copy to:

                               McCutchen, Doyle, Brown & Enersen, LLP
                               Three Embarcadero Center
                               San Francisco, CA 94111
                               Attn: Hank Evans, Esq.
                               Facsimile:  (415) 393-2286

                  (c) Entire Agreement; Amendment. This Agreement contains the entire understanding between the parties and may not be modified, altered or terminated except by an instrument in writing signed by the parties.


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

                  (d) Waiver. The failure of a party to insist upon strict
            adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                  (e) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

                  (f) Severability. If any of the provisions, terms or clauses of this Agreement are declared illegal, unenforceable or ineffective in a legal forum, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Agreement shall remain valid and binding upon both parties.

                  (g) Counterparts. This Agreement may be executed in
            counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and same instrument.

            IN WITNESS WHEREOF, the parties hereto have each executed this Employment Agreement as of the day and year first above written.

                                      ADATOM, INC.

                                      By:
                                         _______________________________________
                                              Name:
                                              Title:

                                         _______________________________________
                                                       Neal J. Polan

            ACCEPTED AND AGREED TO AS OF THE
            CLOSING:

            HEALTHCORE MEDICAL SOLUTIONS, INC.

            By: __________________________________   Date: _____________________
                      Name:
                      Title:


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